Exhibit 99.1

Contact:	Robert Volke - SVP, Chief Financial Officer
Jason Freuchtel - Director, Investor Relations
(205) 380-7121

HIBBETT PROVIDES SECOND QUARTER SALES UPDATE

•Second Quarter Comparable Store Sales Are Forecasted to Increase in Excess of 70%
•First Half Comparable Store Sales Are Expected to Increase Approximately 20%

BIRMINGHAM, Ala. (July 20, 2020) - Hibbett Sports, Inc. (Nasdaq/GS: HIBB), an athletic-inspired fashion retailer, provided a sales update for its second quarter that will end August 1, 2020.

Mike Longo, President and Chief Executive Officer, stated, “I’m pleased to announce that Hibbett Sports’ sales results at this point in the quarter have been exceptional. Our resilient business model and dedicated team members are delivering on our commitment of superior customer service with a compelling merchandise assortment. We believe our sales have been positively impacted by multiple factors, including pent-up consumer demand, temporary and permanent store closures by our competitors, and stimulus money. These circumstances yielded increased traffic to our stores and website and the opportunity for new customers to experience our trademark service. We expect that we will be able to retain many of these customers in the future.”

Mr. Longo continued, “I am extremely proud of the Hibbett team. As a reminder, when COVID-19 struck, we decided to remain open where local authorities and our landlords deemed it prudent. We operated all stores with a focus on the health and safety of our team members and customers and continue to run our stores in a responsible manner. Throughout this challenging period, our strategic vendors have supported our business and made it possible to deliver the highest quality selection of brands to our consumers. We have a strong business model, talented team members and a resilient customer base. Our ability to react, adapt and execute successfully in a challenging business environment further reinforces the opportunities ahead of us.”

A Challenging Business Environment

The business environment has been and continues to be difficult, on both a personal and professional level. Many have been affected by both the COVID-19 pandemic and the renewed focus on important social issues. Hibbett is taking action to be part of the solution in our neighborhoods. Our commitment includes:
•We continue to be proactive in protecting the health and safety of our team members and customers and all locations are required to follow prescribed safety guidelines. For more information, please visit www.hibbett.com/shop-safely-in-stores.html.
•At the same time, we recognize the challenges facing our society related to important social issues. Hibbett is dedicated to making a difference in our communities through our Sole Schools program, an initiative that commits significant resources to improving the lives of future generations through multi-pronged youth outreach. This multi-million-dollar program will support selected high schools in communities where our stores are located. The Company will provide more information on this program at our second quarter conference call on August 28, 2020.

Performing at a High Level

Throughout the second quarter to date, the Company has been able to navigate a rapidly changing retail landscape by leveraging omni-channel and distribution capabilities, gaining access to in-demand products, taking decisive action to maintain our supply chain, and demonstrating the ability to reopen stores that are fully staffed.

Second quarter expectations and highlights include:
•Total comparable store sales for the quarter are forecasted to increase in excess of 70% versus the prior year. The brick and mortar comparable store sales are expected to increase approximately 60% while digital comparable sales are forecasted to increase approximately 200%.
•In spite of the challenging business environment, the store operations team has been able to reopen nearly all stores to the public.
•We expect that over 25% of brick and mortar sales will be comprised of new customers and estimate that approximately 40% of our digital sales will also be attributed to new customers.
•The merchandise team has been working closely with our strategic vendors to manage inventory and make additional purchases to support the increased business. Even with the increased purchasing and improved velocity of the supply chain, inventory is currently forecast at quarter end to be well below prior year levels.
•The $50.0 million that was borrowed in the first quarter under the Company’s credit facilities has been repaid. This amount was originally borrowed in March 2020 as a precautionary measure to provide increased liquidity and financial flexibility due to uncertainty in global markets driven by the COVID-19 pandemic. At no point did the Company use any of these excess funds.

Other second quarter considerations:
•Additional expenses are being incurred to provide team members and customers with a safe environment to work and shop.
•Strong sales performance, in combination with a challenging business environment, are anticipated to result in increased costs for team member compensation and annual incentive programs.
•The improved financial outlook is expected to result in a significant increase in the second year earnout liability related to the City Gear purchase.

For the first half of the year, total comparable stores sales are forecasted to increase approximately 20% versus the prior year, including an approximate 7% increase in brick and mortar comparable sales and an estimated 140% comparable sales growth in digital.

Fundamental Changes in the Marketplace

We believe our forecasted increase in overall sales for the second quarter and the first half of Fiscal 2021 is the result of a combination of factors including:
•Pent-up demand from deferred spending in March and April, which we believe is more than likely complete.
•Stimulus payments from government programs, which we believe will more than likely be complete by the end of the quarter.
•Temporary closures of competitors, which we believe is mostly complete as most competitors have reopened the stores they intended to temporarily close.
•Permanent closures of competitors, which we believe is now beginning to take effect as these competitors’ liquidation sales conclude.
•Accelerating consumer adoption of e-commerce, which we believe is likely a permanent change that will benefit the omni-channel business.

The Company believes these marketplace changes will provide favorable conditions likely to increase sales in the future.

Resilient Business Model

We believe that the Hibbett business model provides certain built-in advantages in this environment, including:
•We possess a best-in-class omni-channel platform that delivers product to the consumer whenever and wherever they want it.
•We have nearly 1,100 points of distribution in neighborhoods in mid-tier population centers. Only 20% of our stores are located in enclosed malls.
•We are a small box retailer with fewer people concentrated in the stores at any given time.

Fiscal 2021 Outlook

Due to the uncertain impact on our business from the ongoing COVID-19 pandemic, the expiration of enhanced unemployment benefits, uncertainty surrounding the back-to-school season, and the possibility of additional government stimulus measures, the Company is not providing a full-year outlook at this time.

Investor Conference Call and Simulcast

Hibbett Sports, Inc. will conduct a conference call at 10:00 a.m. ET on Tuesday, July 21, 2020, to discuss the Company’s second quarter sales outlook. The number to call for the live interactive teleconference is (212) 231-2909. A replay of the conference call will be available until July 28, 2020, by dialing (402) 977-9140 and entering the passcode, 21966169.

The Company will also provide an online Web simulcast and rebroadcast of its second quarter sales outlook conference call. The live broadcast of this conference call will be available online at www.hibbett.com under Investor Relations on July 21, 2020, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call and be available for replay for 30 days.

Hibbett, headquartered in Birmingham, Alabama, is a leading athletic-inspired fashion retailer with approximately 1,100 stores under the Hibbett Sports and City Gear brands, primarily located in small and mid-sized communities. Founded in 1945, Hibbett has a rich history of convenient locations, personalized customer service and access to coveted footwear and apparel from top brands like Nike, Jordan, Adidas, and Puma. Consumers can browse styles, find new releases, shop looks and make purchases online or in their nearest store by visiting www.hibbett.com or www.citygear.com. Follow us @hibbettsports and @citygear.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as our second quarter outlook, future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, the impact of COVID-19 on our business and other such matters, are forward-looking statements. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, or performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; the impact of public health crises, including COVID-19, or other significant or catastrophic events; fluctuations in the costs of our products; acceleration of costs associated with the protection of the health of our employees and customers; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisition, including our acquisition of City Gear, and other significant investments or capital expenditures; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.